Exhibit 10.19

In accordance with Item 601(b)(10)(iv) of Regulation S-K, information indicated with “[***]” has been redacted because it is both not material and is the type that the registrant treats as private or confidential.

Amendment No. 3 to the

Commercialization and Reference Laboratory Agreement

This Amendment No. 3 (“Amendment”) is made as of the date of the last signature below (“Amendment Date”) between Personalis, Inc. (“Personalis”) and Tempus AI, Inc. (“Tempus”) and amends that certain Commercialization and Reference Laboratory Agreement with the effective date of November 25, 2023 (as previously amended, the “Agreement”). Tempus and Personalis are each a “Party” and together the “Parties.”

WHEREAS, the Parties wish to modify the terms of the Agreement to expand the scope of Services provided by Personalis to include research services.

NOW THEREFORE, in consideration of the mutual promises herein, the Parties, intending to be legally bound, hereby agree as follows:

1.
Research Services. The Agreement is amended add a new Exhibit H (Research Services), which is attached to this Amendment as Attachment 1.

2.
Data. The definition of “Data” under Exhibit F (Mutual Security Obligations) is amended to include Personal Data (as defined on Exhibit H).

3.
Incorporation. Except as otherwise provided in this Amendment, all terms and conditions previously set forth in the Agreement will remain in effect as set forth in the Agreement. If this Amendment and the Agreement are inconsistent, the terms and provisions of this Amendment will supersede the terms and provisions of the Agreement, but only to the extent necessary to satisfy the purposes of this Amendment.

NOW THEREFORE, the Parties enter into this Amendment by signature of their authorized representatives below.

Personalis, Inc. By: /s/ Stephen Moore Name: Stephen Moore Title: SVP, CLO & Corporate Secretary Date: 12/13/2024	Tempus AI, Inc. By: /s/ Ryan Bartolucci Name: Ryan Bartolucci Title: CAO Date: 12/13/2024

Attachment 1 to Amendment

Exhibit H

Research Services

Background

The Parties wish for Personalis to perform Services in support of Tempus’ or its pharmaceutical, biotech, and academic research institution customers’ (each a “Tempus Customer”) research projects. There are no [***] on the Services performed under this Exhibit. Tempus Customers may be located, and Specimens and Personal Data may originate from, [***].

Agreement

1.
Research Services. Personalis will perform the Personalis Assay and/or such other mutually agreed upon Services in support of Tempus’ and Tempus Customers’ research projects as described in a mutually executed statement of work between Personalis and Tempus (each, as amended from time to time by the Parties, a “SOW”). Each SOW will be in a form substantially similar to the template attached to this Exhibit as Appendix 1. For clarity, Services provided pursuant to this Exhibit H shall not be considered Services provided under Exhibit B (Reference Laboratory Services) to the Agreement, and the terms and conditions of Exhibit B (including, without limitation, with respect to requisition forms, results delivery, technical integration, reimbursement from third party payors, compensation for Tempus Services, turnaround time or QNS rates) shall not apply to Services provided pursuant to this Exhibit H except for (x) Section 1(a)(iii) (Representations, Warranties, and Covenants) (provided that subsections (a) and (h) of such Section shall apply only to the extent the particular Personalis Services as set forth in the applicable SOW necessitate that Personalis’ facilities be accredited by the CAP and compliant with the licensing and certification requirements of CLIA, and subsections (b), (c), (f), and (i) of such Section shall apply only to the extent the particular Personalis Services as set forth in the applicable SOW call for the non-RUO version of the Personalis Assay defined in Section 4(f)(i) of the agreement), and (y) Attachment 1 to Exhibit B (Personalis Specimen Requirements).

a.
Personalis Assay. For Services provided pursuant to this Exhibit H, the “Personalis Assay” shall mean the clinical version of Personalis’ NeXT Personal® Dx assay performed in a CAP/CLIA laboratory environment in Personalis’ facilities unless the applicable SOW specifies the Personalis Assay is the research use only (RUO) version of Personalis’ NeXT Personal® assay performed in a RUO laboratory environment in Personalis’ facilities.

b.
Performance Standards. Personalis will perform the Services in (i) a professional, workmanlike manner in accordance with (x) generally accepted industry best practices using personnel appropriately skilled and trained in the art of the Services described in this Exhibit H, and, as necessary, holding all required credentials to perform the Services, (y) applicable federal, state, and local laws and regulations, and (z) Tempus’ or Tempus Customer’s written instructions (provided that such instructions are consistent with the foregoing (x) and (y), the accreditation, licensing and certification requirements described in (ii) below and the applicable SOW, and provided further that such instructions do not expand the scope of the Personalis Services beyond what is set forth in the applicable SOW), and (ii) facilities that, unless set forth otherwise in the applicable SOW, are accredited by the CAP and compliant with the licensing and certification requirements of CLIA.

c.
Fees; Discount for Research Services. Tempus agrees to pay Personalis for all Services provided by Personalis pursuant to this Exhibit H as set forth in each applicable SOW and, unless otherwise set forth in the applicable SOW, in accordance with Section 2(a) (Fees and Invoicing) of the Agreement. Personalis will provide a [***] for Services provided by Personalis pursuant to this Exhibit H. For clarity, without limitation to Section 1 above, and except as otherwise set forth in the applicable SOW, Section 4 (Compensation for Tempus Services) of Exhibit B to the Agreement shall not apply to any Services provided pursuant to this Exhibit H, and Tempus will not be entitled to any compensation from Personalis for its Services or other activities performed by it under any SOW.

d.
Specimens. Tempus will coordinate Specimen (including manifest or requisition form) shipment and delivery to Personalis. Personalis will use the Specimens solely to provide the Services and will not make the Specimens available to third parties without Tempus’ prior written consent. Except as otherwise set forth in the applicable SOW, Specimens may be destroyed only with Tempus’ prior written consent.

e.
Project Management. Personalis will be available to troubleshoot and promptly resolve any issues or questions arising under a SOW or related to the Services. If any issues, errors, or unforeseen events occur that may affect the quality, integrity, cost, or timelines of the Services, Personalis will promptly notify Tempus without undue delay and cooperate in good faith with Tempus or applicable Tempus Customer in remediating the situation.

f.
Deliverables. Personalis will provide Deliverables (defined below) as set forth in the applicable SOW. Personalis will cooperate with reasonable requests by Tempus or a Tempus Customer to document the technical aspects of Deliverable transmission (sometimes referred to as data transfer specifications or data transfer agreement), including, upon request, documenting Deliverable transmission directly with the applicable Tempus Customer.

g.
Personalis acknowledges that additional or different terms or conditions may be necessary or required for a particular project (for example, due to Tempus Customer requirements). The terms and conditions of any fully executed SOW will supersede the body of the Agreement, including this Exhibit, to the extent necessary to address a direct conflict.

4.
Tempus Customers.
a.
Tempus may offer Personalis’ Services under this Exhibit to Tempus Customers bundled with Tempus’ products and services on a study-by-study basis provided that, in each case, such Tempus Customer has expressed a preference to contract for Personalis’ Services for such study only through Tempus and the Parties have mutually agreed that Tempus should offer Personalis’ Services under this Exhibit to such Tempus Customer for such study, and excluding any study for which Personalis previously marketed or sold performance of the Personalis Assay (each an “Excluded Study”). Personalis will provide Tempus with a list of Excluded Studies on a quarterly basis and notify Tempus on an ad hoc basis throughout each quarter of new Excluded Studies. If a Tempus Customer sponsoring an Excluded Study wishes to contract for Personalis’ Services only through Tempus, the Parties will work in good faith to find a mutually acceptable solution.

b.
Tempus will be responsible for the preparation and negotiation of statements of work with Tempus Customers. Upon request, Personalis will assist Tempus by providing a quote for the requested Services, any templates relevant to the Services, sample guidelines, and technical support. Tempus agrees not to charge Tempus Customers [***] for the Personalis Assay. Nothing in the Agreement (including this Exhibit) prohibits Tempus from charging Tempus Customers any other customary or standard fees, costs, or expenses, including but not limited to project management fees, or pass through costs. Where the Tempus Customer is an academic research institution requesting Personalis’ Services be provided [***], Tempus will direct such Tempus Customer to Personalis who will be responsible for evaluating such study and opportunity directly with the academic research institution and study investigator.

2.
Forecasting. On [***], Tempus will provide in good faith a rolling, non-binding [***] forecast of Tempus’ expected demand for Services under this Exhibit. The Parties will use reasonable efforts to ensure each SOW provides a forecast of the expected Services sufficient to enable Personalis to conduct capacity planning and manage its inventory.

3.
Deliverables. Notwithstanding Section 4(e) of the Agreement, any results, data, information, documentation, reports, and/or other items or materials identified as a deliverable in the applicable SOW and any deliverables specified in Tempus’ agreement with an applicable Tempus Customer, with all associated intellectual property rights (subject, and without prejudice or limitation, to Section 4(f) of the Agreement, which shall control in the event of any conflict with the provisions of this Section H or any SOW), are (as between the Parties) “Deliverables” belonging to Tempus. For clarity, such “Deliverables” shall exclude (and Personalis shall own) any and all (i) Background Intellectual Property of Personalis (notwithstanding, and without regard to, the exclusion of “Deliverables” in the definition of “Background Intellectual Property” in Section 4(f) of the Agreement), (ii) replacements, improvements, updates, enhancements, derivative works, and other modifications to Personalis’ Background Intellectual Property and/or the Personalis Assay, and (iii) operational and quality metrics related to Personalis’ Services. Personalis will assign and does assign to Tempus all right, title and interest in and to all such Deliverables. If Tempus has rights to data generated from the Personalis Assay, Tempus will also share the Personalis Assay data rights with Personalis at no charge.

4.
Personal Data. Each Party agrees to comply with all applicable laws and regulations relating to the collection, storage, handling, processing, protection, security, and transfer of non-public information capable of identifying a natural person provided to or obtained by Personalis on Tempus’ or a Tempus Customer’s behalf in the course of providing Services (“Personal Data”). Personalis will use Personal Data only as necessary for the provision of Services. Upon request, Personalis will negotiate in good faith and enter into a Data Protection Agreement, Standard Contractual Clauses, or such other agreement as may be necessary to comply with applicable law.

5.
Termination. Either Party may terminate a SOW if the other has committed a material breach that is not cured to the reasonable satisfaction of the non-breaching Party within [***] of receipt of written notice from the non-breaching Party. Tempus may terminate a SOW by providing [***] written notice to Personalis.

6.
Third Party Beneficiaries. Notwithstanding Section 9(d) of the Agreement, each Tempus Customer who is identified in a fully executed SOW is an intended and express third-party beneficiary to the SOW and Agreement solely with regard to Services provided by Personalis under the applicable SOW.

Appendix 1 to Exhibit H

Statement of Work Template

Statement of Work

Research Services - [Project Title]

This Statement of Work (“SOW”) is effective as of the date of the last signature below (“Effective Date”) between Personalis, Inc. (“Personalis”) and Tempus AI, Inc. (“Tempus”). This SOW is incorporated as part of, and is governed by the terms and conditions of, that certain Commercialization and Reference Laboratory Agreement with the effective date of November 25, 2023 between Tempus and Personalis (as previously amended, the “Agreement”). Any capitalized undefined terms used in this SOW will have the meaning set forth in the Agreement. In the event of a conflict between this SOW and the Agreement, this SOW will supersede solely to the extent necessary to resolve the conflict.

1.
Project Description.

Tempus engages Personalis to provide the Services described in this SOW in support of Tempus’ study with protocol title [Study title] (“Study”). [Instruction: Delete if this is a subcontractor arrangement]

or

Tempus wishes to engage Personalis as a subcontractor to provide the Services described in this SOW in support of [Study title] (“Study”) sponsored by Tempus’ customer, [Insert customer name] (the “Tempus Customer”). [Instruction: Delete if this is not a subcontractor arrangement]

2.
Services Description.

Personalis Assay Version: [RUO version of NeXT Personal® assay in a RUO laboratory environment in Personalis’ facilities or clinical version of NeXT Personal® assay in CAP/CLIA Facilities]

Personalis will provide the following Services:

[Insert description, including any ancillary services such as project management, and timelines/turnaround times]

[Identify sample retention, return, destruction requirements]

3.
Deliverables.

For the Services performed under this SOW, Personalis will provide the following Deliverables:

[List deliverables. Note: Depending on the project, Personalis’ standard deliverables typically include a Test report, quality control report, and data output (such as BAM/FASTQ/VCF file)]

Personalis will deliver Deliverables to [Identify recipient (Tempus/Tempus Customer), delivery timeline/turnaround time, and delivery method].

4.
Pricing.

Tempus will pay the amounts set forth below for the Services in accordance with the payment terms in the Agreement.

[Insert]

*The fees set forth above are reflective of [***] for the Personalis Assay.

5.
Special Terms and Conditions.

The Parties agree to the terms and conditions set forth in this Section, which are applicable only to this SOW:

[add any flow down obligations or additional terms and conditions applicable to the project, including any from the applicable Tempus customer (including if the Tempus customer contract grants them broader ownership rights than only the deliverables is listed in this SOW)]

IN WITNESS WHEREOF, the Parties hereto have executed this SOW through their duly authorized representatives.

Personalis, Inc. By: Name: Title: Date:	Tempus AI, Inc. By: Name: Title: Date: